EXHIBIT 10.3

SHILOH INDUSTRIES, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

WHEREAS,                                                   (the “Optionee”) is an employee of                                              , a corporation (“Employer”), and a wholly owned subsidiary of Shiloh Industries, Inc., a Delaware corporation (the “Company”);

WHEREAS, the execution of this Nonqualified Stock Option Agreement (the “Agreement”) in the form hereof has been duly authorized by a resolution of the Compensation Committee of the Board of Directors (the “Committee”) of the Company duly adopted on                             , 20     (the “Date of Grant”); and

WHEREAS, the option granted hereunder is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, pursuant to the Company’s 1993 Key Employee Stock Incentive Plan (As Amended) (the “Plan”), the Company hereby grants to the Optionee an option to purchase              shares (the “Option Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), at              Dollars and                      Cents ($            ) per share, which purchase price equals the price per share at which shares of the Common Stock closed on the NASDAQ Stock Market on                             , 20     (same as “Date of Grant”), as reported in the Wall Street Journal (the “Exercise Price”) and agrees to cause certificates for any Option Shares purchased hereunder to be delivered to the Optionee under full payment of the aggregate Exercise Price, subject to the terms and conditions of the Plan and the terms and conditions hereinafter set forth.

1. (a) Except as otherwise provided on Exhibit A attached hereto, this option for the Option Shares, shall vest ratably over a period of three (3) years according to the following schedule:

(i)	One-third (1/3) of the Option Shares shall vest upon the first (1st) anniversary of the Date of Grant;

(ii)	An additional one-third (1/3) of the Option Shares shall vest upon the second (2nd) anniversary of the Date of Grant; and

(iii)	The final one-third (1/3) of the Option Shares shall vest upon the third (3rd) anniversary of the Date of Grant.

Upon a “Change in Control” as hereinafter defined, all Option Shares not previously vested in accordance with this Agreement shall immediately vest in full and shall be exercisable in whole or in part from time to time, in accordance with this Agreement.

(b) For purposes of the Plan and this Agreement, a change in control (“Change in Control”) shall be deemed to have occurred if:

(i) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Company, the Employer, any of their subsidiaries, MTD Products Inc., or any of its affiliates), should acquire direct or indirect ownership of twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company; provided, however, that for purposes of this Section, any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company shall not constitute a Change of Control; or

(ii) the consummation of any one of the following transactions:

(A)	any consolidation or merger of the Company in which the Company is not the surviving corporation, other than (i) a merger of the Company in which the holders of the Common Stock of the Company immediately prior to the merger, have the same proportionate ownership of the surviving corporation immediately after the merger; or (ii) a merger or consolidation of the Company with MTD Products Inc or any of its affiliates; or

(B)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company except for a sale, lease or exchange to MTD Products Inc or any of its affiliates; or (iii) during any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period.

2. The aggregate Exercise Price may be paid (a) in cash, (b) by check acceptable to the Company, (c) by actual or constructive transfer to the Company of nonforfitable, nonrestricted shares of Common Stock that shall have been owned by the Optionee for at least six (6) months prior to the date of exercise and have a fair market value, as determined by the Committee, at the time of exercise equal to the aggregate Exercise Price, or (d) by a combination of any of the foregoing methods of payment. Payment of the aggregate Exercise Price shall be deemed to have been made in cash if the Optionee shall have made arrangements satisfactory to the Company with a broker who is a member of the National Association of Securities Dealers, Inc. to sell on the date of exercise a sufficient number of the Option Shares being acquired pursuant to the exercise so that the net proceeds of the sale transaction will at least equal the full amount of the aggregate Exercise Price and pursuant to which the broker undertakes to deliver the full amount of the aggregate Exercise Price to the Company not later than the date on which the sale transaction will settle in the ordinary course of business.

3. This option shall terminate on the earliest of the following dates:

(a) Thirty (30) days after the Optionee ceases to be an employee of the Company, the Employer, or any subsidiary thereof for any reason other than death or permanent and total disability or as described in Section 3(b) below;

(b) Ninety (90) days after the Optionee ceases to be an employee of the Company, the Employer, or any subsidiary thereof for any reason of (i) termination of employment under circumstances determined by the Committee to be for the convenience of the Company, the Employer or any subsidiary thereof, or (ii) retirement under a retirement plan of the Company, the Employer or any subsidiary thereof at or after the earliest voluntary retirement age provided for therein or retirement at an earlier age with the consent of the Committee;

(c) One (1) year after the death or permanent and total disability of the Optionee, if the Optionee dies or becomes permanently and totally disabled (i) while an employee of the Company, the Employer or any subsidiary thereof, or (ii) within the ninety (90) day period referred to in Section 3(b) above;

(d) Ten (10) years from the Date of Grant;

(e) In the event that the Optionee commits an act that the Committee determines to have been intentionally committed and materially inimical to the interests of the Company, the Employer or any subsidiary thereof, this option shall terminate as of the time of the commission of that act, notwithstanding any other provision of this Agreement. Nothing contained in this Agreement shall limit in any way whatsoever any right that the Company, the Employer or any subsidiary thereof may otherwise have to terminate the employment of the Optionee at any time.

4. This option may not be transferred by the Optionee except by will or the laws of descent and distribution and may not be exercised during the lifetime of the Optionee except by the Optionee or, in the event of his or her legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

5. This option may not be exercised if the exercise would involve a violation of any applicable federal or state securities law in the opinion of the Committee.

6. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with an exercise of this option, it shall be a condition to the exercise that the Optionee pay or make provision satisfactory to the Company for the payment of any such taxes.

7. For the purposes of this Agreement, (a) the term “subsidiary” means a corporation, joint venture, partnership, unincorporated association or other entity in which the Company or the Employer, directly or indirectly, owns or controls more than fifty percent (50%) of the total combined voting or other decision-making power, and (b) the continuous employment of the Optionee with the Company, the Employer or any subsidiary thereof shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, the Employer or any subsidiary thereof, by reason of the transfer of employment among the Company, the Employer or any subsidiary thereof.

8. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern.

Executed at Cleveland, Ohio this      day of                     , 20    .

SHILOH INDUSTRIES, INC.

By:
Name:
Title:
Company

The undersigned Optionee hereby acknowledges receipt of an executed original of this Nonqualified Stock Option Agreement and accepts the option granted hereunder, subject to the terms and conditions set forth herein and the terms and conditions of the Plan.

OPTIONEE

Exhibit A

Vesting	Schedule:

(i)	One-third (1/3) of the Option Shares shall vest upon the first (1st) anniversary of the Date of Grant;

(ii)	An additional one-third (1/3) of the Option Shares shall vest upon the second (2nd) anniversary of the Date of Grant; and

(iii)	The final one-third (1/3) of the Option Shares shall vest upon the third (3rd) anniversary of the Date of Grant, unless otherwise specified as follows: